Exhibit 10(ix)
                      LOAN MODIFICATION, REAFFIRMATION AND
                              FORBEARANCE AGREEMENT


         This Loan Modification, Reaffirmation and Forbearance Agreement ("AGREEMENT") is made as of March 11, 2002, by and among Bontex, Inc., a Virginia corporation having its principal place of business at One Bontex Drive, Buena Vista, VA 24416 ( "BORROWER) and Congress Financial Corporation, a Delaware corporation ("LENDER").

                                   BACKGROUND

A.       THE FACILITIES

         1. Borrower and Lender entered into a certain Loan and Security Agreement dated January 26, 2000 (together with all amendments, modifications, addenda and supplements, the "Loan Agreement") and related documents, evidencing certain financing arrangements between Lender and Borrower as more particularly described therein. Borrower and Lender entered into an Amendment to Loan and Security Agreement on November 13, 2000, a Second Amendment to Loan and Security Agreement on September 12, 2001, a Third Amendment to Loan and Security Agreement on January 22, 2002 and a Fourth Amendment to Loan and Security Agreement on February 26, 2002.

         2. All agreements and documents described or referred to in this Section A, as amended, this Agreement, as amended, all "Financing Agreements" (as that term is defined in the Loan Agreement) and all instruments, documents, and agreements related thereto or executed in connection therewith, are sometime referred to herein collectively as the "EXISTING LOAN DOCUMENTS." All capitalized Terms used herein and not defined herein shall have the meaning ascribed to such Term in the Existing Loan Documents.

B.       EXISTING DEFAULT

         1. As of the date hereof, Borrower is and remains in default under the terms and conditions of the Existing Loan Documents by its failure to repay all Obligations on the maturity date thereof which coincides with the date of this Agreement ("EXISTING DEFAULT").

         2. Notwithstanding such Existing Default, Borrower has requested that Lender agree, in consideration of the undertakings and obligations of Borrower and Guarantor set forth herein, to make certain accommodations and to forbear for a specified period from the exercise of Lender's rights and remedies under the Existing Loan Documents. Lender has agreed to make such accommodations as and only to the extent set forth herein, and without waiving any of Lender's rights and remedies.

         3. By reason of the Existing Default and by the scheduled maturity of all Obligations under the Existing Loan Documents, Borrower has acknowledged that all Obligations under the Existing Loan Documents are and continue to be immediately due and payable and Lender has the full legal right to exercise its rights and remedies under the Existing Loan Documents, including, but not limited to, the right to foreclose under any mortgages or deeds of trust, to enforce its remedies under the Uniform Commercial Code and other applicable laws, and take possession of and sell any Collateral described in the Existing Loan Documents.

         NOW THEREFORE, with the foregoing Background deemed incorporated by reference and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

Section 1.        ACKNOWLEDGMENT OF INDEBTEDNESS, EVENTS OF DEFAULT, ETC.

         1.1. Indebtedness Borrower confirms and acknowledges that as of the close of business on March 1, 2002, it is indebted to Lender under the Loan Documents without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $1,548,951.72 comprised of: (a) $965,618.27 outstanding with respect to the Revolving Loans, and (b) $583,333.45 outstanding with respect to the Term Loan, plus any accrued and unpaid interest and all fees, costs and expenses (including attorneys' fees) incurred to date in connection with the Existing Loan Documents.

         1.2. Existing Default. Borrower represents and warrants that as of the date hereof, no Event (s) of Default or event(s) which with the passage of time or giving of notice or both would constitute an Event of Default are outstanding under the Existing Loan Documents and this Agreement, other than Existing Default.

         1.3. Existing Loan Documents Except to the extent and for the period hereby modified, Borrower hereby confirms and ratifies in all respects the Existing Loan Documents and the Obligations outstanding thereunder, and acknowledges that the Existing Loan Documents shall continue in full force and effect as therein written and that no claims, counterclaims, offsets or defenses arising out of or with respect to Borrowers Obligations under the Existing Loan Documents. Borrower hereby confirms its existing grant to Lender of a security interest in the Collateral. Borrower hereby confirms that all security interests at any time granted by it to Lender continue in full force and effect and secure and shall continue to secure the liabilities and Obligations of Borrower and any additional advances made pursuant to this Agreement (including, without limitation, the Obligations), so long as any such liabilities or obligations remain outstanding and that all property subject thereto remain free and clear of any liens or encumbrances other than (i) those in favor of Lender, and (ii) liens expressly permitted in the Existing Loan Documents and exhibits thereto.

Section 2.        FORBEARANCE

         2.1 Grant of Forbearance. Subject to the terms and conditions, and satisfaction of the EFFECTIVENESS CONDITIONS of this Agreement, during the Forbearance Period and through the Termination Date (as defined below), Lender shall forbear from taking any action or exercising any rights or remedies under the Existing Loan Documents against Borrower, Borrower's property, Guarantor or the Collateral, due solely to the Existing Default. On the Termination Date, all forbearance with respect to the Existing Default shall cease and Lender may, in its discretion, and apart from its rights as a result of any new Event of Default, exercise rights and


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remedies against Borrower, Borrower's property, Guarantor and the Collateral.
The TERMINATION DATE shall be the date that is the earlier to occur of (i) the occurrence of an Event of Default (other than the Existing Default); (ii) the occurrence of any breach or default by Borrower or Guarantor of any covenant or obligation under this Agreement or any Existing Loan Document; or (iii) April 10, 2002. The term "FORBEARANCE PERIOD" shall mean the period commencing the date of the Agreement and expiring on the Termination Date.

         2.2. Preservation of Rights. By agreeing to forbear from the exercise of its rights and remedies until the Termination Date, Lender does not waive any of the Existing Default. All Existing Default are preserved, pending fulfillment of Borrower's Obligations under this Agreement and under the Existing Loan Documents. The granting of the agreements of Lender hereunder shall not be deemed a waiver of Lender's rights and remedies or constitute a course of conduct or dealing on behalf of Lender. Subject only to the agreements of Lender described herein, Lender specifically reserves all rights and remedies available to it under the Existing Loan Documents, any instrument, document or agreement related thereto or otherwise available at law or equity, and expressly reserves its rights, without notice to Borrower or Guarantor, to take any and all actions to preserve and protect the Collateral and to accelerate payment of all amount outstanding under the Existing Loan Documents upon the occurrence of an Event of Default other than the Existing Default or a breach by Borrower of this Agreement.

         2.3. Acknowledgements and Waivers. Borrower acknowledges and agrees that Lender is specifically and reasonably relying upon the representations, warranties, and agreements contained herein, and that this Agreement is being executed by Borrower and delivered to Lender as an inducement to Lender to forbear from exercising contractual remedies available to Lender under the Existing Loan Documents. Such forbearance by Lender is expressly conditioned on the accuracy and reliability of the representations, warranties, and agreements of Borrower that are set forth in this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall prevent Lender from immediately, and without further notice or right of cure (all of which are hereby waived by Borrower), exercising its rights and remedies under the Loan Documents upon a subsequent Default, Event of Default, or breach by Borrower of any of the terms and conditions set forth therein, as such terms and conditions are modified and amended in this Agreement. Borrower further waives, to the extent permitted by law, for the Forbearance Period, any statute of limitations applicable to Lender's interest in the Obligations.

Section 3.        INTEREST RATE AND ADVANCES.

         3.1 Interest. Notwithstanding any provision in the Existing Loan Documents to the contrary, including Lender's right to charge Default Interest, commencing the date first above mentioned all Obligations and other loans due or to become due to Lender under the Existing Loan Documents shall bear interest at a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Prime Rate plus four percent (4%).

         3.2 Advances. Borrower and Lender acknowledge that the term of the Existing Loan Documents matured on March 11, 2002, that all Obligations thereunder are due and payable without further demand, and that, notwithstanding the execution and performance of this Agreement by Lender, Lender has no obligation to extend further credit or to make any further

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revolving credit advances under the Existing Loan Documents, whether discretionary or otherwise. Notwithstanding the foregoing, Borrower agrees that if Lender shall, in its sole discretion, extend credit, such additional credit shall accrue interest on the unpaid principal balance thereof at the rate set forth in Section 3.1. All such additional loans and advances, and all accrued and unpaid interest thereon, shall constitute Obligations under the Existing Loan Documents and this Agreement, and shall be secured by the Collateral.

Section 4.        COLLATERAL

         4.1. Affirmation of Existing Collateral. Borrower covenants, confirms and agrees that as security for the repayment of the Obligations, Lender has and shall continue to have, and is hereby granted a continuing lien on and security interest in the Collateral, whether now owned or hereafter acquired, created or arising, together with all proceeds, including insurance proceeds thereof. Borrower and Guarantor acknowledge and agree that nothing herein contained shall in any way impair Lender's rights and priority in the Collateral.

         4.2 Further Assurances. Upon execution of this Agreement, and thereafter, Borrower shall take all action requested by Lender to effectuate the terms and intent of this Agreement and the Existing Loan Documents and in assuring continued, effective and proper perfection of the liens and security interests in the Collateral.

Section 5. EFFECTIVENESS CONDITIONS

         5.1. Conditions. Lender's undertakings hereunder are subject to satisfactory completion, as determined by Lender in its sole discretion, (all documents to be in form and substance satisfactory to Lender and its counsel) of the following conditions ("EFFECTIVENESS CONDITIONS"):

                  (a) Borrower's execution and delivery of this Agreement;

                  (b) Borrower shall have delivered to Lender a supplemental closing fee of Five Thousand Dollars ($5,000), by certified check, wire transfer or other immediately available funds which fee shall be fully earned and payable as of the date hereof; and

                  (c) Lender shall have received a duly executed Limited Guaranty from James C. Kostelni ("Guarantor") in form and substance satisfactory to Lender.

Section 6.        REPRESENTATIONS AND WARRANTIES

         Borrower reconfirms, warrants and represents to Lender that:

         6.1. Organization and Qualification. Borrower is duly organized and is a validly existing corporation under the laws of the state identified above, with full power and authority to own its properties and to transact its business as now transacted. Borrower is qualified to transact business in each jurisdiction where the ownership of its properties or the transaction of its business requires such qualification.

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



         6.2. Authorization. The execution and delivery by Borrower of this Agreement and the performance by Borrower of the transactions herein contemplated (i) are and will be within their respective powers, (ii) has been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

         6.3 Valid, Binding and Enforceable. This Agreement and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

         6.4. Litigation. Except as set forth in Schedule 6.4 attached hereto as a part hereof, there is no pending or threatened proceeding by or before any court or governmental agency against or affecting Borrower which, if adversely decided would have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement or the other Existing Loan Documents.

         6.5. Title to Property. Borrower has good title to all property owned by it, including all properties reflected in the most recent audited balance sheet delivered to Lender (except as sold or otherwise disposed of in the ordinary course of business).

         6.6. Taxes. Except as set forth in Schedule 6.6 attached hereto as part hereof, all tax returns required to be filed by Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon Borrower or upon any of its properties, incomes, sales or franchises which are due and payable have been paid.

         6.7. Financial Accounting Practice. Borrower make and keep its books, records and accounts which, in reasonable detail, accurately and fairly reflect Borrower's transactions and dispositions of its assets.

         6.8. Power To Carry On Business. Borrower has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted.

         6.9. Compliance with Laws. Borrower is not in violation of any law, except for violations which in the aggregate do not have a material adverse effect on its business, operations or financial condition.

Section 7.        COVENANTS

         7.1 Existing Covenants. Borrower covenants that on and after the date of execution of this Agreement and until the Obligations are indefeasibly paid and satisfied in full that, except as expressly modified hereby, Borrowers shall continue to observe and maintain compliance

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



with all covenants, representations and warranties arising in this Agreement and the Existing Loan Documents.

         7.2. Additional Covenants. Borrower hereby covenants and agrees, in consideration for the accommodations contained herein, as follows:

                  (a) Borrower will provide Lender with copies of any and all proposal letters and commitment letters for financing, including preliminary drafts, received by Borrower immediately upon Borrower's receipt of such documents, and of any and all responses by Borrower regarding such an agreement, including proposed "mark-ups," revisions or substitutes for such an agreement immediately upon Borrower giving such responses.

                  (b) Borrower shall pay or reimburse Lender for its attorneys' fees and expenses in connection with the enforcement of Lender's rights under the Existing Loan Documents, and the reasonable fees and expenses incurred in the preparation, negotiation and execution of this Agreement and the documents provided for herein or related hereto, and the same shall be included within the Obligations.

                  (c) Further Assurances. Borrower hereby agrees to take all such actions and to execute and/or deliver to Lender all such documents, assignments, financing statements and other documents, as Lender may reasonably require from time to time, to effectuate and implement the purposes of this Agreement.

         7.3. Special Bankruptcy Provisions. Borrower hereby agrees that if Borrower shall:

                  (a) file with any bankruptcy court or be the subject of any petition under Title 11 of the U.S. Code, as amended;

                  (b) be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended;

                  (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors;

                  (d) seek, consent to, or acquiesce in the appointment of any trustee, receiver, conservator, or liquidator; or

                  (e) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against Borrower for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, that any such event shall constitute an incurable Event of Default hereunder, the Forbearance Period shall terminate automatically, and Borrower: (i) agrees that it will not contest, object to,

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or interpose any defense, all of which are waived, with respect to any motion by
Lender seeking relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or from any other stay or suspension of remedies imposed in any other manner with respect to the exercise of the rights and remedies otherwise available to Lender with respect to the Collateral under the Existing Loan Documents, and (ii) acknowledges and stipulates that Borrower cannot provide Lender with adequate protection (as that term is defined in Section 361 of the Bankruptcy Code) and therefore it will not use or seek approval for continued use of, any of Lender's cash collateral (as that term is defined in Section 363 of the Bankruptcy Code), including any of the Collateral. The provisions of this section shall survive the termination or other expiration of the Forbearance Period.

         7.4. NET WORTH COVENANT. Section 9.14 of the Loan Agreement is hereby amended, as of March 11, 2002, to read as follows:

                  "9.14. Adjusted Tangible Net Worth. Borrower (excluding, for purposes of this covenant, foreign subsidiaries and affiliates) shall continuously maintain Adjusted Tangible Net Worth of not less than Four Million Nine Hundred Thousand Dollars ($4,900,000) from February 1, 2002 through February 28, 2002 and not less than Four Million Eight Hundred Thousand Dollars ($4,800,000) commencing March 1, 2002 and at all times thereafter."

Section 8.        DEFAULTS

         8.1 Events of Default. The occurrence of one or more of the following described events is an Event of Default:

                  (a) The occurrence of any Event of Default (except an Existing Default) under the Loan Agreement, or

                  (b) Failure of Borrower to comply with its representations, warranties, covenants or other undertakings under this Agreement; or

                  (c) Failure of Borrower to pay all Obligations upon expiration of the Forbearance Period.

         8.2. Upon such Event of Default, Lender's undertakings under this Agreement may without notice to Borrower, immediately terminate and Lender may immediately proceed to enforce all rights and remedies produced by the Existing Loan Documents, and this Agreement, by contract or applicable law, without further notice to Borrower or Guarantor.


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



Section 9.      MISCELLANEOUS

         9.1. Counterparts. This Agreement may be executed in any number of counterparts, each of which will constitute an original and all of which together shall constitute one instrument. Signature by facsimile shall bind the parties hereto.

         9.2. Third-Party Rights. No rights are intended to be created hereunder for the benefit of any third- party donee, creditor, or incidental beneficiary.

         9.3. Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

         9.4. Indemnity. Borrower hereby agrees to indemnify Lender from and against all losses, costs, expense, demands and damages whatsoever which Lender may suffer or incur in respect of any claims which have or may be brought by any third party relating to this Agreement, the Existing Loan Documents or the transactions contemplated hereby or thereby. This indemnity shall continue in full force and effect after the Termination Date and notwithstanding the completion of the other matters referred to in this Agreement. This indemnification is in addition to and shall not limit any other indemnification agreement between Borrower and Lender, and shall be included within the Obligations.

         9.5. Integrated Agreement. This Agreement shall be deemed incorporated into and made a part of the Existing Loan Documents. Except as expressly set forth herein, all of the terms, conditions and agreements of the Existing Loan Documents are ratified and confirmed. The Existing Loan Documents and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights, remedies and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall control.

         9.6. Non-Waiver. No omission or delay by Lender in exercising any right or power under this Agreement, or the Existing Loan Documents or any related agreement will impair such right or power or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified. Lender's rights and remedies are cumulative and concurrent and may be pursued singly, successively or together.

         9.7. Headings. The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

         9.8 . Survival. All warranties, representations and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by them or on their behalf under this Agreement, shall be considered to have been relied upon by Lender. All statements in any such certificate or other instrument shall constitute warranties and representations by Borrower hereunder. All warranties, representations,

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indemnities and covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until the Obligations are indefeasibly paid and satisfied in full.

         9.9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. No delegation by Borrower of any duty or obligation of performance may be made or is intended to be made to Lender. No rights are intended to be created hereunder or under any related instruments, documents or agreements for the benefit of any third party donee, creditor, incidental beneficiary or affiliate of Borrower.

         9.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The provisions of this Agreement are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

         9.11. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of either Borrower given to Lender by law, Lender shall have, with respect to Borrower's and Guarantor's obligations to Lender whether the Existing Loan Documents or otherwise and to the extent permitted by law, a contractual possessory security interest in and a right of setoff against, and Borrower and Guarantor hereby assigns, conveys, delivers, pledges and transfers to Lender all of Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of Borrower now or hereafter in the possession of or on deposit with Lender whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise. Every such security interest and right of setoff may be exercised without demand upon or notice to Borrower or Guarantor.

         9.12. WAIVER OF JURY TRIAL. BORROWER, GUARANTOR AND LENDER EACH HEREBY WAIVES ANY AND ALL RIGHTS ANY OF THEM MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST ANY OF THE PARTIES TO THIS AGREEMENT WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO UNDER THIS AGREEMENT OR UNDER THE EXISTING LOAN DOCUMENTS.

         9.13. EXCLUSIVE JURISDICTION. BORROWER, GUARANTOR AND LENDER EACH IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER THE EXISTING LOAN DOCUMENTS. EACH BORROWER IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL RETURN RECEIPT REQUESTED TO THE ADDRESS CURRENTLY CONTAINED IN LENDER'S RECORDS.

         9.14. RELEASE. AS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THIS AGREEMENT, BORROWER (I) DOES HEREBY REMISE, RELEASE, ACQUIT, SATISFY AND FOREVER DISCHARGE LENDER AND ALL OF ITS PAST, PRESENT AND FUTURE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARTICIPANTS, HEIRS, SUCCESSORS AND ASSIGNS, FROM ANY AND ALL MANNER OF DEBTS, ACCOUNTING, BONDS, WARRANTIES, REPRESENTATIONS, COVENANTS, PROMISES, CONTRACTS,

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CONTROVERSIES, AGREEMENTS, LIABILITIES, OBLIGATIONS, EXPENSES, DAMAGES,
JUDGMENTS, EXECUTIONS, ACTIONS, CLAIMS, DEMANDS AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER AT LAW OR IN EQUITY, WHICH BORROWER HAS BY REASON OF ANY MATTER, CAUSE OR THING, FROM THE BEGINNING OF THE WORLD TO AND INCLUDING THE DATE OF THIS AGREEMENT WITH RESPECT TO ANY MATTERS, TRANSACTIONS, OCCURRENCES, AGREEMENT, ACTIONS, OR EVENTS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THE EXISTING LOAN DOCUMENTS; AND (II) DO HEREBY COVENANT AND AGREE NEVER TO INSTITUTE OR CAUSE TO BE INSTITUTED OR CONTINUE PROSECUTION OF ANY SUIT OR OTHER FORM OF ACTION OR PROCEEDING OF ANY KIND OR NATURE WHATSOEVER AGAINST LENDER, OR ANY OR ITS PAST, PRESENT OR FUTURE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARTICIPANTS, HEIRS, SUCCESSORS OR ASSIGNS, BY REASON OF OR IN CONNECTION WITH ANY OF THE FOREGOING MATTERS, CLAIMS OR CAUSES OF ACTION. BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE FORBEARANCES AND OTHER INDULGENCES CONTAINED IN THIS AGREEMENT SHALL NOT BE CONSTRUED AS AN ADMISSION OF WRONGDOING, LIABILITY OR CULPABILITY ON THE PART OF LENDER OR THE EXISTENCE OF ANY CLAIMS OF BORROWER AGAINST LENDER.

         9.15. Advice of Counsel. Borrower acknowledges that it has consulted with independent legal counsel concerning this Agreement and specifically regarding the effect and implications of Sections 7.3, 9.12, 9.13, and 9.14 above, and Borrower knowingly and voluntarily hereby waives the rights described therein or affected thereby.


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         IN WITNESS WHEREOF, the undersigned parties have executed this
Agreement the day and year first above written.

LENDER                       CONGRESS FINANCIAL CORPORATION


                             By: s/ Cindy B. Denbaum



BORROWER                     BONTEX, INC.


                             By: s/Jeffrey Kostelni




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                              CONSENT OF GUARANTOR

         The undersigned guarantor hereby consents to the provisions of the foregoing Agreement and agrees that the undersigned's obligations under the Limited Guaranty shall be unimpaired by the said Agreement and that the undersigned has no defenses or set offs against Lender, its officers, directors, employees, agents or attorneys, with respect to the Limited Guaranty, and that all of the terms, conditions and covenants in the Limited Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed. The undersigned hereby certifies that the representations and warranties made in the Limited Guaranty are true and correct. THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS THE WAIVER OF JURY TRIAL PROVISION CONTAINED IN THE LIMITED GUARANTY.

         WITNESS the due execution hereof as a document under seal, as of March 11, 2002, intending to be legally bound hereby.

                                            BONTEX, INC.


                                            s/ James C. Kostelni C.E.O.(Seal)
                                               James C. Kostelni




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                            CORPORATE ACKNOWLEDGMENT



STATE OF VIRGINIA                           :
                                            :        ss
CITY OF BUENA VISTA                         :


         On this, the 14th day of March, 2002, before me, the undersigned Notary Public, personally appeared Jeffrey Kostelni, known to me (or satisfactorily proven) and says that he is the C.F.O. of Bontex, Inc., whose name is subscribed to the within instrument and who acknowledged that he executed the same for the purposes therein contained.

         WITNESS my hand and seal the day and year aforesaid.


                                     s/ Linda A. Floyd
s/Jeffrey Kostelni                     Notary Public

                                     My Commission Expires: July 31, 2004



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                                  SCHEDULE 6.4

                                   LITIGATION


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


                                  SCHEDULE 6.6

                                      TAXES




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